EXHIBIT 99.02





                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined statement of income of Travelers Group Inc. (the "Company") for the three months ended March 31, 1996, presents results for the Company as if the Company's acquisition of the domestic property and casualty insurance operations of Aetna Life and Casualty Company (the "Aetna P&C" operations) and transactions related to the funding of the acquisition, had occurred as of January 1, 1996. The accompanying unaudited pro forma condensed combined statement of financial position of the Company as of March 31, 1996 gives effect to the acquisition and related transactions as if they had occurred as of March 31, 1996. The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations actually would have been had the acquisition and related transactions in fact occurred on the dates indicated, or to project the Company's financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable in the circumstances. The unaudited pro forma financial information should be read in conjunction with the accompanying notes thereto; the separate historical consolidated financial statements of the Company as of and for the three months ended March 31, 1996 which are contained in the Company's quarterly report on Form 10-Q for the three months ended March 31, 1996; and the separate historical combined financial statements of Aetna P&C and its subsidiaries as of and for the three months ended March 31, 1996, which are contained herein.

         The pro forma adjustments and pro forma combined amounts are provided for informational purposes only. The Company's financial statements will reflect the effects of the acquisition and related transactions only from the date such events occur. The pro forma adjustments are applied to the historical financial statements to, among other things, account for the acquisition as a purchase. Under purchase accounting, the total purchase cost will be allocated to the Aetna P&C assets and liabilities based on their fair values. Allocations are subject to valuations as of the date of the acquisition based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Although the final allocations will differ, the unaudited pro forma financial information reflects management's best estimate based on currently available information.

         As the Aetna P&C operations are integrated with the existing property and casualty insurance operations of the Company, management expects to realize, over a two-year period, $300 million ($195 million after tax) in annual cost savings from reduction of overhead expenses, changes in the corporate infrastructure of Aetna P&C and elimination of redundant expenses. There can be no assurance that the Company will achieve its expected cost savings. These expected future cost savings are not reflected in the unaudited pro forma financial information.

                                                           TRAVELERS GROUP INC. AND SUBSIDIARIES
                                        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                                                                AS OF MARCH 31, 1996
                                                               (in millions of dollars)

                                                            Travelers
                                                               Group            Aetna P&C            Pro Forma        Pro Forma
Assets                                                      Historical          Historical         Adjustments        Combined
- ------                                                    ----------------    ---------------    ---------------- --------------
Cash and cash equivalents                                       $1,417               $514                                $1,931
Investments and real estate held for sale:
  Fixed maturities, primarily available for
    sale at market value                                        29,773             12,732                $710 (A)        43,197
                                                                                                          (18)(B)
  Equity securities, at market value                             1,002                 34                                 1,036
  Mortgage loans                                                 3,730              1,013                (167)(B)         4,576
  Real estate held for sale                                        388                256                 (72)(B)           572
  Policy loans                                                   1,903                                                    1,903
  Short-term and other                                           3,407                122                (600)(A)         2,929
- --------------------------------------------------------------------------------------------------------------------------------
      Total investments                                         40,203             14,157                (147)           54,213
- --------------------------------------------------------------------------------------------------------------------------------
Securities borrowed or purchased under
   agreements to resell                                         21,316                                                   21,316
Brokerage receivables                                            8,609                                                    8,609
Trading securities owned, at market value                       10,346                                                   10,346
Net consumer finance receivables                                 7,141                                                    7,141
Reinsurance recoverables                                         6,334              5,226                                11,560
Value of insurance in force and deferred policy
   acquisition costs                                             2,212                296                 (96)(B)         2,412
Cost of acquired businesses in excess of net assets              1,931                                  1,035 (B)         2,966
Separate and variable accounts                                   7,349                                                    7,349
Other receivables                                                4,117              1,183                                 5,300
Other assets                                                     7,454              1,784                   5 (A)         9,489
                                                                                                          (18)(A)
                                                                                                          294 (B)
                                                                                                          (30)(B)
================================================================================================================================
Total assets                                                  $118,429            $23,160              $1,043          $142,632
================================================================================================================================
Liabilities
- -----------
Investment banking and brokerage borrowings                     $2,690                                                   $2,690
Short-term borrowings                                            1,201                                 $1,238 (A)         2,439
Long-term debt                                                   9,612                $35                 700 (A)        10,347
Securities loaned or sold under agreements to repurchase        22,629                                                   22,629
Brokerage payables                                               4,343                                                    4,343
Trading securities sold not yet purchased, at market value       7,009                                                    7,009
Contractholder funds                                            14,203                                                   14,203
Insurance policy and claims reserves                            26,767             18,117                                44,884
Separate and variable accounts                                   7,307                                                    7,307
Accounts payable and other liabilities                          11,031              1,335               1,137 (A)        13,951
                                                                                                           (4)(A)
                                                                                                           (6)(A)
                                                                                                          458 (B)
- --------------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                          106,792             19,487               3,523           129,802
- --------------------------------------------------------------------------------------------------------------------------------
ESOP Preferred stock - Series C                                    213                                                      213
Guaranteed ESOP obligation                                         (51)                                                     (51)
- --------------------------------------------------------------------------------------------------------------------------------
                                                                   162                                                      162
TAP-Obligated Mandatorily Redeemable Preferred
    Securities of Subsidiary Trusts holding solely
    Junior Subordinated Debt Securities                                                                   900 (A)           900
- --------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity
- --------------------
Preferred stock                                                    800                                                      800
Common stock                                                         6                 30                 (30)(C)             6
Additional paid-in capital                                       6,942              1,477                 (45)(A)         6,872
                                                                                                          (25)(A)
                                                                                                       (1,477)(C)
Retained earnings                                                5,924              2,278                 363 (A)         6,287
                                                                                                       (2,278)(C)
Treasury stock, at cost                                         (1,926)                                                  (1,926)
Unrealized gain on investment securities                           204               (112)                112 (C)           204
Other, principally deferred compensation and
   minimum pension liability                                      (475)                                                    (475)
- --------------------------------------------------------------------------------------------------------------------------------
    Total stockholders' equity                                  11,475              3,673              (3,380)           11,768
- --------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                    $118,429            $23,160              $1,043          $142,632
================================================================================================================================

See Accompanying Notes

                              Travelers Group Inc.
 Notes to Unaudited Pro Forma Condensed Combined Statement of Financial Position
                            (in millions of dollars)


A. The following pro forma adjustments reflect the funding of the acquisition, the formation of a subsidiary, Travelers/Aetna Property Casualty Corp. ("TAP"), comprised of the Company's present property and casualty operations together with the Aetna P&C operations, and a contribution to TAP's capital:

          Sources
          -------

          Issuance of long-term debt                                   $  700
                   Related issuance costs                                  (5)

          Short-term borrowings                                         1,238

          Proceeds from issuance and sale of TAP's common stock representing an approximately 18% interest in TAP's common equity:

                   Minority interest                                    1,137
                   Gain on sale of subsidiary stock                       363
                   Related issuance costs charged to
                      additional paid-in capital                          (45)

                   Related issuance costs charged to
                      minority interest                                    (4)

          Issuance of TAP-Obligated Mandatorily Redeemable
              Preferred Securities of Subsidiary Trusts
              holding solely Junior
              Subordinated Debt Securities:                               900
                   Related issuance costs charged to
                      additional paid-in capital                          (25)

                   Related issuance costs charged to minority interest     (6)

          Settlement of receivables from Aetna                             18

          Short-term investments                                          600
                                                                       ------
                                     Total sources                     $4,871
                                                                       ======
          Uses
          ----
          Purchase price for Aetna P&C                                 $4,161

          Additional capital contribution to
                   TAP (invested in fixed maturities)                     710
                                                                       ------
                                     Total uses                        $4,871
                                                                       ======

B. The following pro forma adjustments result from the allocation of purchase price of the acquisition based on fair value of the underlying net assets acquired. The amounts and assumptions related to the primary adjustments are as follows:


         Assets                                                   Debit (Credit)
         ------                                                   -------------
          Discount allocated to investments in fixed maturities
            based on the fair value of the investments                 $(18)

          Adjustment of carrying amount of investments in
            mortgage loans based on fair value of underlying
            collateral reflecting the Company's sales strategy        $(167)

          Adjustment of carrying amount of real estate to fair
            value reflecting the Company's sales strategy              $(72)

          Adjustment to deferred acquisition costs to reflect
            the Company's policy of deferring only commissions
            and premium taxes on sale of property and casualty
            insurance policies                                         $(96)

          Excess of purchase price for the acquisition
            over fair value of net assets acquired                   $1,035

          Adjustment to reflect the net deferred tax
            benefit of purchase accounting adjustments                 $294

          Adjustments to other assets
                                                                       $(30)

          Liabilities
          -----------
          Adjustments to accounts payable and other liabilities:

               Amounts allocated to restructuring costs
                   Severance and benefit payments for employees
                   to be terminated                                  $(120)

                   Rent expense for excess or unused
                      office space                                     (65)

                   Lease payments for unused office and data
                      processing equipment and software                (40)

                   Cost of relocating employees and other
                      related costs                                    (25)

               Adjustment to the liability for loss
                    based assessments for second injury funds        (137)

               Other                                                  (71)
                                                                    ------

                            Total adjustments to accounts payable
                               and other liabilities                $(458)
                                                                    ======

C.   Adjustment to eliminate the Aetna P&C stockholder's equity



                                                        TRAVELERS GROUP INC.
                                        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                               FOR THE QUARTER ENDED MARCH 31, 1996
                                          (in millions of dollars, except per share amounts)




                                                              Travelers
                                                                Group         Aetna P&C       Pro Forma         Pro Forma
                                                             Historical      Historical      Adjustments         Combined
                                                           --------------  --------------  ----------------   -------------
REVENUES
Insurance premiums                                              $1,256          $1,038                            $2,294
Commissions and fees                                               883                                               883
Interest and dividends                                           1,126             243              $2 (a)         1,363
                                                                                                    (8)(b)
Finance related interest and other charges                         284                                               284
Principal transactions                                             283                                               283
Asset management fees                                              317                                               317
Other income                                                       366             325                               691
- -------------------------------------------------------------------------------------------------------------------------
    Total revenues                                               4,515           1,606              (6)            6,115
- -------------------------------------------------------------------------------------------------------------------------
EXPENSES
Policyholder benefits and claims                                 1,271             964                             2,235
Non-insurance compensation and benefits                            972                                               972
Insurance underwriting, acquisition and operating                  506             325             (10)(a)           821
Interest                                                           497                              30 (c)           527
Provision for credit losses                                         68                                                68
Other operating                                                    401                                               401
- -------------------------------------------------------------------------------------------------------------------------
    Total expenses                                               3,715           1,289              20             5,024
- -------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes and minority interest            800             317             (26)            1,091
Provision for income taxes (tax benefits)                          280              99              (7)(d)           372
Minority interest, net of income taxes                                                             (65)(e)           (65)
=========================================================================================================================
Income (loss) from continuing operations                          $520            $218            ($84)             $654
=========================================================================================================================


NET INCOME PER SHARE OF COMMON STOCK AND
  COMMON STOCK EQUIVALENTS:
Continuing operations                                             $1.03                                            $1.31
=========================================================================================================================
Weighted average common shares outstanding
    and common stock equivalents (millions)                       478.2                                            478.2
=========================================================================================================================

See Accompanying Notes

                          Travelers Group Inc.
 Notes to Unaudited Pro Forma Condensed Combined Statement of Income
                      (in millions of dollars)


(a) Principal adjustments resulting from the allocation of purchase price based on fair value of underlying net assets, as follows:

                                                        Increase (decrease)
                                                          in income before
                                                        federal income taxes

Interest and dividends:

    Amortization of discount allocated to
       investments on a level yield basis
       over the life of the investments                       $  2
                                                              ====

Insurance underwriting, acquisition and operating:

    Amortization of liability for loss based
       assessments for second injury funds                    $  8

    Amortization of excess of purchase
       price over the fair value of net assets
       acquired, over 40 years                                  (7)

    Amortization of liabilities related to
      employee benefit plans                                     7

    Other                                                        2
                                                              ----
                                                              $ 10
                                                             =====

     See Note B of Notes to the Unaudited Pro Forma Condensed Combined Statement of Financial Position for additional information.

(b) Represents the reduction in net investment income resulting from the use of $600 of short-term investments to fund a portion of the acquisition.

     No pro forma adjustment has been made to net investment income to reflect the net investment income resulting from the capital contribution of $710 to TAP. If these proceeds were assumed to be invested in fixed maturities at a rate of 6.5%, net investment income would increase by $12 ($7 after tax).

(c) Pro forma adjustments to reflect interest expense relating to the acquisition as follows:

     Interest expense at 6 3/4% on $500 of long-term debt and 7 3/4%
       on $200 of long-term debt including amortization of issuance costs    $13


     Interest expense at 5.75% on short-term borrowings                       17
                                                                             ---
                                                                             $30
                                                                             ===

(d)  Adjustment to reflect the income tax effects of (a), (b) and (c) above.

(e) Pro forma adjustment to reflect minority interest resulting from the sale of 18% of TAP's common stock and after tax preferred dividends of the TAP-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts holding solely Junior Subordinated Debt Securities.


The pro forma information is not necessarily indicative of future consolidated results of operations.

As the Aetna P&C operations are integrated with the existing property and casualty insurance operations of the Company, management of the Company expects to realize, over a two-year period, $300 ($195 after tax) in annual cost savings from reduction of overhead expenses, changes in the corporate infrastructure of Aetna P&C and elimination of redundant expenses. There can be no assurance that the Company will achieve its projected cost savings. These future cost savings are not reflected in the Unaudited Pro Forma Financial Information.

The allocation of the purchase price to the assets and liabilities of Aetna P&C is subject to valuations as of the date of its acquisition based on appraisals and other studies, which are not yet completed. Adjustments of insurance policy and claims reserves and certain other insurance accounts resulting from the valuation of these accounts will be recorded in operations in the period or periods determined. The Company is continuing to review the insurance reserves of Aetna P&C, including the effect of applying the Company's strategies, policies and practices in determining such reserves, primarily relating to reserves for cumulative injury claims, insurance products involving financial guarantees based on the fair value of underlying collateral and certain insurance accounts. Based on the reviews at this stage, it is possible that additional reserves of up to approximately $750 in the aggregate may be recorded upon completion of these reviews, which would result in after-tax charges to income of up to approximately $488 in the aggregate. Stockholders' equity would be correspondingly reduced by an equivalent after-tax amount as a result of these charges. The Company believes that its reviews are likely to be completed in the second quarter of 1996, although there can be no assurance as to the ultimate timing thereof.